Exhibit 99.1

Monotype Imaging Announces Second Quarter 2009 Results

Company Reports Strong Profitability

WOBURN, Mass.--(BUSINESS WIRE)--July 31, 2009--Monotype Imaging Holdings Inc. (Nasdaq: TYPE), a leading global provider of text imaging solutions, today announced financial results for the second quarter ended June 30, 2009.

Second quarter 2009 highlights:

  Second quarter revenue was $22.3 million, a 23 percent decline year-over-year.
  Net income for the second quarter was $3.1 million, a five percent decline year-over-year.
  Non-GAAP net adjusted EBITDA for the second quarter was $10.1 million, or 45 percent of revenue.
  Cash and cash equivalents balance as of June 30, 2009 was $35.9 million, an increase of $3.9 million compared to Dec. 31, 2008.

“We achieved solid margins and profitability that were above our expectations, even though our top line was slightly lower than expected as a result of weakness in our Creative Professional business,” said Doug Shaw, president and chief executive officer. “While the economic environment remains challenging, we continue to strengthen our foothold in emerging areas such as consumer electronics markets and printer driver technologies, which we believe are long-term growth areas for Monotype Imaging.”

Scott Landers, senior vice president and chief financial officer, said, “Our second quarter results reflect the resiliency of our business model, as we delivered non-GAAP net adjusted EBITDA and earnings per share that were above the high-end of our guidance for the quarter. We continue to generate positive operating cash flow and remain committed to further strengthening our balance sheet, having paid down our outstanding debt by $12.3 million year-to-date.”

Second quarter 2009 operating results

Revenue for the second quarter of 2009 was $22.3 million compared to $28.8 million in the second quarter of 2008. OEM revenue for the quarter was $16.9 million, decreasing 16 percent year-over-year. Creative Professional revenue for the quarter was $5.4 million, decreasing 38 percent from the second quarter of 2008.

Net income for the second quarter of 2009 was $3.1 million, compared to $3.2 million in the prior year period. Earnings per diluted share for the second quarter of 2009 and the second quarter of 2008 were $0.09.

Changes in definition of non-GAAP net adjusted EBITDA

Beginning in the second quarter of 2009, Monotype Imaging has changed its definition of non-GAAP net adjusted EBITDA to be calculated as GAAP operating income and adding back share-based compensation, depreciation and amortization expenses. Management uses this metric, as defined above, to analyze the business and has made the change to align with more conventional practices of presenting net adjusted EBITDA.

In the second quarter of 2009, non-GAAP net adjusted EBITDA was $10.1 million or 45 percent of revenue, compared to $12.8 million or 44 percent of revenue in the second quarter of the prior year.

A reconciliation of GAAP operating income to non-GAAP net adjusted EBITDA for the three and six months ended June 30, 2009 and 2008 is provided in the financial tables that accompany this release.

Cash and cash flow

Monotype Imaging had cash and cash equivalents of $35.9 million as of June 30, 2009, a decrease from $37.3 million at the end of the prior quarter and an increase from $31.9 million as of Dec. 31, 2008. During the second quarter of 2009, Monotype Imaging generated $0.8 million of cash from operations and $17.2 million year-to-date.

Debt balances

The company’s outstanding debt was $101.7 million as of June 30, 2009, a decrease from $103.8 million at the end of the prior quarter and a decrease from $113.6 million on Dec. 31, 2008. Non-GAAP adjusted EBITDA, for purposes of calculating the bank debt covenant, was $9.7 million in the second quarter of 2009, as compared to $11.6 million in the second quarter of 2008. The company was in compliance with all debt covenants.

A reconciliation of GAAP net income to non-GAAP adjusted EBITDA for the three months and six months ended June 30, 2009 and 2008 is provided in the financial tables that accompany this release.

Conference call details

Monotype Imaging will host a conference call on Friday, July 31, 2009 at 8:30 a.m. EDT to discuss the company’s second quarter 2009 results and business outlook. Individuals who are interested in listening to the audio webcast should log on to the “Investor Relations” portion of the “About Us” section of Monotype Imaging’s Web site at www.monotypeimaging.com. The live call can be accessed by dialing (877) 941-1466 (domestic) or (480) 629-9643 (international) using passcode 4112041. The audio webcast will also be archived on the company’s Web site.

Non-GAAP financial measures

This press release contains non-GAAP financial measures under the rules of the U.S. Securities and Exchange Commission. This non-GAAP information supplements and is not intended to represent a measure of performance in accordance with disclosures required by generally accepted accounting principles. Non-GAAP financial measures are used internally to manage the business, such as in establishing an annual operating budget and in reporting to lenders. Non-GAAP financial measures are used by Monotype Imaging management in its operating and financial decision-making because management believes these measures reflect ongoing business in a manner that allows meaningful period-to-period comparisons. Accordingly, Monotype Imaging believes it is useful for investors and others to review both GAAP and non-GAAP measures in order to (a) understand and evaluate current operating performance and future prospects in the same manner as management does and (b) compare in a consistent manner the company’s current financial results with past financial results. The primary limitations associated with the use of non-GAAP financial measures are that these measures may not be directly comparable to the amounts reported by other companies and they do not include all items of income and expense that affect operations. Monotype Imaging management compensates for these limitations by considering the company’s financial results and outlook as determined in accordance with GAAP and by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures in the tables attached to this press release.

Forward-looking statements

This press release may contain forward-looking statements including those related to future revenues and operating results, the growth of the company’s OEM business and Creative Professional business, the execution of the company’s growth strategy and anticipated business momentum that involve risks and uncertainties that could cause the company’s actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: risks associated with changes in the economic climate, including decreased demand for fonts or products that incorporate the company’s text imaging solutions; risks associated with changes in the financial markets, including the availability of credit; risks associated with increased competition, which may result in the company losing customers or force it to reduce prices; risks associated with the development and market acceptance of new products or product features; risks associated with the company’s ability to adapt its products to new markets and to anticipate and quickly respond to evolving technologies and customer requirements; and risks associated with the ownership and enforcement of the company’s intellectual property. Additional disclosure regarding these and other risks faced by the company is available in the company’s public filings with the Securities and Exchange Commission, including the risk factors included in the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2008, as amended, and subsequent filings. The financial information set forth in this press release reflects estimates based on information available at this time. These amounts could differ from actual reported amounts stated in the company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009. While Monotype Imaging may elect to update forward-looking statements at some point in the future, the company specifically disclaims any obligation to do so, even if an estimate changes.

About Monotype Imaging

Monotype Imaging is a global provider of text imaging solutions for manufacturers and developers of consumer electronics devices including laser printers, copiers, mobile phones, digital televisions, set-top boxes, navigation devices, digital cameras and software applications and operating systems. The company also provides printer drivers and color imaging technologies to OEMs (original equipment manufacturers). Monotype Imaging technologies are combined with access to more than 10,000 typefaces from the Monotype®, Linotype® and ITC® typeface libraries - home to some of the world's most widely used designs, including the Times New Roman®, Helvetica® and ITC Franklin Gothic™ typefaces. Fonts are licensed to creative and business professionals through custom font design services, direct sales or e-commerce portals. Monotype Imaging offers fonts and industry-standard solutions that support all of the world's major languages. The company is based in Woburn, Mass., with regional offices in the U.K., Germany (Linotype), Mt. Prospect, Ill., Redwood City, Calif., Boulder, Colo., Japan, China and Korea. Information about Monotype Imaging and its products can be found at www.monotypeimaging.com.

Monotype is a trademark of Monotype Imaging Inc. registered in the U.S. Patent and Trademark Office and may be registered in certain jurisdictions. Times New Roman is a trademark of The Monotype Corp. registered in the U.S. Patent and Trademark Office and may be registered in certain jurisdictions. Linotype is a trademark of Linotype GmbH registered in the U.S. Patent and Trademark Office and may be registered in certain jurisdictions. Helvetica is a trademark of Linotype Corp. registered in the U.S. Patent and Trademark Office and may be registered in certain jurisdictions in the name of Linotype Corp. or its licensee Linotype GmbH. ITC is a trademark of International Typeface Corp. registered in the U.S. Patent and Trademark Office and may be registered in certain jurisdictions. ITC Franklin Gothic is a trademark of International Typeface Corp. and may be registered in certain jurisdictions. All other trademarks are the property of their respective owners. © 2009 Monotype Imaging Holdings Inc. All rights reserved.

MONOTYPE IMAGING HOLDINGS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited and in thousands)

	June 30, 2009	December 31, 2008
Assets
Current assets:
Cash and cash equivalents	$35,881	$31,941
Accounts receivable, net	4,209	6,010
Deferred income taxes	1,539	1,637
Prepaid expense and other current assets	2,207	1,603

Total current assets	43,836	41,191
Property and equipment, net	2,173	2,093
Goodwill	139,312	138,898
Intangible assets, net	87,478	91,416
Other assets	3,980	3,823

Total assets	$276,779	$277,421

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$658	$646
Accrued expenses and other current liabilities	9,241	12,443
Accrued income taxes	595	1,700
Deferred revenue	10,551	5,669
Current portion of long-term debt	11,239	17,769

Total current liabilities	32,284	38,227
Long-term debt, less current portion	90,415	95,827
Other long-term liabilities	952	1,064
Deferred income taxes	18,435	17,165
Reserve for income taxes, net of current portion	1,416	1,343
Accrued pension benefits	3,108	2,959
Stockholders’ equity:
Common stock	35	35
Additional paid-in capital	145,326	142,676
Treasury stock, at cost	(86)	(86)
Accumulated deficit	(17,084)	(23,445)
Accumulated other comprehensive income	1,978	1,656

Total stockholders’ equity	130,169	120,836

Total liabilities and stockholders’ equity	$276,779	$277,421

MONOTYPE IMAGING HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited and in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Revenue	$22,251	$28,839	$45,857	$56,182
Costs and expenses:
Cost of revenue	1,442	2,058	3,203	4,759
Cost of revenue—amortization of acquired technology	845	851	1,688	1,700
Marketing and selling	5,510	6,183	11,492	11,611
Research and development	3,463	3,686	6,834	7,973
General and administrative	3,458	5,367	7,232	10,537
Amortization of other intangible assets	1,182	1,915	2,357	3,721

Total costs and expenses	15,900	20,060	32,806	40,301
Income from operations	6,351	8,779	13,051	15,881
Other (income) expense:
Interest expense	1,056	1,911	2,234	4,476
Interest income	(53)	(32)	(60)	(85)
(Gain) loss on foreign exchange	(727)	248	(5)	(1,996)
Loss on derivatives	1,126	947	704	961
Other expense (income), net	17	(5)	(14)	(10)

Total other expense	1,419	3,069	2,859	3,346
Income before provision for income taxes	4,932	5,710	10,192	12,535
Provision for income taxes	1,861	2,486	3,831	5,625

Net income	$3,071	$3,224	$6,361	$6,910

Net income per common share:
Basic	$0.09	$0.10	$0.19	$0.21
Diluted	$0.09	$0.09	$0.18	$0.20
Weighted average number of shares:
Basic	34,329,898	33,707,022	34,292,955	33,611,875
Diluted	35,105,923	35,353,384	35,062,279	35,327,657

MONOTYPE IMAGING HOLDINGS INC.
OTHER INFORMATION
(Unaudited and in thousands)

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP ADJUSTED EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
GAAP net income	$3,071	$3,224	$6,361	$6,910
Provision for income taxes	1,861	2,486	3,831	5,625
Interest expense, net	1,003	1,879	2,174	4,391
Depreciation and amortization	2,321	3,076	4,609	6,016

EBITDA	$8,256	$10,665	$16,975	$22,942
Share based compensation	1,413	933	2,523	1,621

Non-GAAP adjusted EBITDA	$9,669	$11,598	$19,498	$24,563
RECONCILIATION OF GAAP OPERATING INCOME TO NON-GAAP NET ADJUSTED EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
GAAP operating income	$6,351	$8,779	$13,051	$15,881
Depreciation and amortization	2,321	3,076	4,609	6,016
Share based compensation	1,413	933	2,523	1,621

Non-GAAP net adjusted EBITDA	$10,085	$12,788	$20,183	$23,518

OTHER INFORMATION

Share based compensation is comprised of the following:

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Marketing and selling	$470	$291	$882	$421
Research and development (1)	389	214	554	517
General and administrative	554	428	1,087	683

Total share based compensation	$1,413	$933	$2,523	$1,621

(1) Includes an expense of $0.2 million and a credit of $31 thousand, in the three months ended June 30, 2009 and 2008, respectively, and an expense of $0.1 million and $0.2 million in the six months ended June 30, 2009 and 2008, respectively, of share based compensation associated with the conversion of convertible promissory notes issued in connection with the acquisition of China Type Design.

MONOTYPE IMAGING HOLDINGS INC.
SUPPLEMENTAL FINANCIAL INFORMATION
(Unaudited and in thousands)

(Gain) loss related to the intercompany note and currency swap instrument in 2009 and 2008 is presented below:

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
(Gain) loss on foreign exchange related to intercompany note	$(1,106)	$186	$(79)	$(2,134)
Loss on derivatives related to currency swap	964	1,045	172	1,045

Total (gain) loss related to the intercompany note and swap instrument	(142)	1,231	93	(1,089)
Tax amount	54	(536)	(35)	489

Total loss (gain) related to the intercompany note and swap instrument, after tax	$(88)	$695	$58	$(600)

(Increase) decrease to diluted earnings per share	$—	$0.02	$—	$(0.02)

Loss related to the interest rate swap instrument in 2009 is presented below:

	Three Months Ended June 30,	Six Months Ended June 30,
	2009	2009
Loss on the interest rate swap	$175	$535
Tax amount	(66)	(201)

Loss related to the interest rate swap instrument, after tax	$109	$334

(Increase ) decrease to diluted earnings per share	$—	$0.01

MONOTYPE IMAGING HOLDINGS INC.
MARKET INFORMATION
(Unaudited and in thousands)

The following table presents revenue for our two major markets:

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
OEM	$16,894	$20,203	$34,177	$37,963
Creative professional	5,357	8,636	11,680	18,219

Total	$22,251	$28,839	$45,857	$56,182

CONTACT:
ICR
Staci Mortenson, 781-970-6120
ir@monotypeimaging.com